Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST PRICES OFFERING OF

$147.6 MILLION OF COMMON SHARES

Kansas City, MO. May 6, 2010 — Entertainment Properties Trust (NYSE:EPR) today announced that it has priced a public offering of 3,600,000, increased from 3,000,000, newly issued common shares. The Company also granted the underwriters an over-allotment option to purchase an additional 540,000 common shares, increased from 450,000 common shares. The offering is expected to close on May 11, 2010, subject to the satisfaction or waiver of their respective customary closing conditions.

Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc. are acting as joint book running managers for the offering. RBC Capital Markets Corporation is acting as lead manager and FBR Capital Markets & Co. is acting as co-manager for the offering.

The net proceeds from the offering are expected to be used for general business purposes, which may include funding the acquisition, development or financing of properties or the repayment of debt. Pending application of the net proceeds to such uses, the Company expects to use the net proceeds to reduce indebtedness under its revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualifications as a real estate investment trust.

The offering will be made under an automatic “shelf” registration statement filed under the Securities Act of 1933, as amended, and previously declared effective by the Securities and Exchange Commission. The offering is being made solely by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful.

Copies of the prospectus supplement and the related prospectus for the offering may be obtained from the offices of Citigroup Global Markets Inc. at Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, (877) 858-5407, the offices of Goldman, Sachs & Co. at Prospectus Department, 200 West Street, New York, NY 10282, (866) 471-2526, from J.P. Morgan Securities Inc. at Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, (866) 803-9204, or from the offices of KeyBanc Capital Markets Inc. at 127 Public Square, 4th Floor, Cleveland, OH 44114, (216) 689-3910.

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. The Company’s total assets exceed $2.8 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.